Exhibit 10.3

TERM  NOTE

$4,500,000	June 30, 2004
Baltimore, Maryland

FOR VALUE RECEIVED, TESSCO Technologies Incorporated, a corporation organized under the laws of the State of Delaware, CARTWRIGHT COMMUNICATIONS COMPANY, a corporation organized under the laws of the State of Delaware, TESSCO SERVICE SOLUTIONS, INC., a corporation organized under the laws of the State of Delaware, TESSCO COMMUNICATIONS INCORPORATED, a corporation organized under the laws of the State of Delaware, WIRELESS SOLUTIONS INC., a corporation organized under the laws of the State of Maryland, and TESSCO BUSINESS SERVICES LLC., a limited liability company organized under the laws of the State of Delaware (collectively, the “Borrowers”), jointly and severally promise to pay to the order of SUNTRUST BANK, WACHOVIA BANK, NATIONAL ASSOCIATION, AND THE OTHER LENDERS FROM TIME TO TIME SIGNATORY TO THE HEREINAFTER DESCRIBED CREDIT AGREEMENT (collectively, the “Lenders”), in care of Wachovia Bank, National Association as Administrative Agent pursuant to the Credit Agreement (in such capacity, the “Agent”) at its place of business as reported in the schedules to the Credit Agreement, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS AND ZERO CENTS ($4,500,000) or so much thereof as shall be advanced and remain outstanding pursuant to the Credit Agreement, together with interest on the balance hereof from time to time, from the date of this Note through and including the date the entire principal sum hereof has been paid in full, all upon the following terms and conditions:

1.             Credit Agreement.  This Note is issued pursuant to that certain Credit Agreement dated as even herewith, by and among (a) the Borrowers, (b) the Lenders, (c) the Agent, as administrative and collateral  agent, and (d) SunTrust Bank, as arrangement agent (the “Arrangement Agent “).  Capitalized terms used in this Note and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.   This Note is entitled to the benefit of the Credit Agreement and all of the other Loan Documents referred to therein.

2.             Interest Rate.  Subject to the provisions of Sections 4.6(a) and 4.6(b) of the Credit Agreement, except for any period during which an Event of Default under the Credit Agreement shall have occurred and be continuing, the unpaid principal balance of this Note shall bear interest at a floating and fluctuating per annum rate of interest equal at all times to the sum of the LIBOR Rate plus 1.75%.  If the provisions of Section 4.6(a), or 4.6(b) of the Credit Agreement shall apply, so long as no Event of Default has occurred and is then continuing, the unpaid principal balance of this Note shall bear interest at a floating and fluctuating per annum rate of interest equal at all times to the sum of the Prime Rate plus 1.75%.

Upon the occurrence and during the continuance of an Event of Default, the unpaid principal balance of this Note shall bear interest at a per annum rate of interest three percent (3%) in excess of the rate otherwise applicable hereto.

3.             Repayment.  The Borrowers shall repay the principal of any interest on this Note as follows:

(a)                                            Commencing on August 1, 2004, and on the first day of each month thereafter until this Note is repaid in full, the Borrower shall make consecutive monthly payments of  accrued and unpaid interest.

(b)                                           Commencing on August 1, 2004, and continuing on the same day of each month thereafter, up to and including July 1, 2011, the Borrower shall make eighty-four (84) consecutive monthly payments of principal. The first eighty-three (83) such payments shall each be in the amount of $18,750, and the final payment, due on July 1, 20ll shall be in an amount equal to the unpaid principal balance of this Note.

(c)                                            If not sooner paid, the entire unpaid principal balance of the Loan, and all accrued and unpaid interest thereon, shall be due and payable on July 1, 2011.

4.             Computation of Interest.  Interest shall be computed on the basis of a 360 day-year and assessed for the actual number of days elapsed. The rate of interest payable hereunder shall be adjusted daily based on any change in the Prime Rate, if applicable.

5.             Business Days.  If any payment on this Note becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate of interest as herein provided during such extension.

6.             Events of Default and Remedies. Upon the occurrence of an Event of  Default specified in Sections 11.1(i) or (j) of the Credit Agreement, the unpaid balance of this Note, together with interest accrued and unpaid thereon, shall immediately and automatically become due and payable by the Borrowers to the Agent for the benefit of the Lenders.  Upon the occurrence of any other Event of Default under the Credit Agreement, or upon the failure of the Borrower to pay when due in accordance with this Note, the unpaid principal balance of this Note, or any payment of interest thereon, with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, accelerate the maturity of this Note and declare the unpaid balance of this Note then outstanding together with interest accrued and unpaid thereon to be immediately due and payable, then and in that event the entire balance of this Note then outstanding together with interest accrued and unpaid thereon shall be jointly and severally immediately due and payable by the Borrowers to the Agent for the benefit of the Lenders.

7.             Waiver of Due Diligence, Etc. The Borrowers waive diligence, presentment, demand, protest and notice of any kind except for any notice expressly provided for herein.

8.             Prepayment.   Subject to the provisions of the Credit Agreement, the Borrowers may prepay all or any portion of this Note at any time or from time to time without premium. All prepayments shall be applied first to accrued and unpaid interest, fees and other charges payable in connection with the Loan, then to principal due at maturity, then to the principal portion of the monthly installments in the inverse order of their maturity.

9.             Late Charge.  If the Borrowers fail to make any payment of principal, interest, prepayments (except for voluntary prepayments), fees or any other amount becoming due pursuant to the provisions of the Credit Agreement or this Note within fifteen days of the date due and payable, the Borrowers shall pay to the Agent for the benefit of the Lenders, upon demand, a late charge equal to five percent (5.0%) of the amount of such payment.  Such fifteen-day period shall not be construed in any way to extend the due date of any such payment.  Late charges are imposed for the purpose of defraying the Lenders’ expenses incident to the handling of delinquent payments, and are in addition to, and not in lieu of, the exercise by the Agent or the Lenders of any rights and remedies hereunder or under applicable laws and any fees and expenses of any agents or attorneys which the Agent or the Lenders may employ upon the occurrence of an Event of Default.

10.           Manner of Payment.  (a) All payments and prepayments of this Note, interest thereon and any other amounts payable hereunder shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Agent at the Agent’s office specified in the Credit Agreement or at such other place as the Agent may at any time or from time to time designate in writing to the Borrowers.

(b)           The Borrowers have elected to authorize the Agent to effect payment of sums due under this Note by means of debiting the Borrowers’ account number 2000013833602.  This authorization shall not affect the obligation of the Borrowers to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if the auto-debit feature is at any time terminated by the Agent.

11.           Collection Costs.   If this Note is forwarded to an attorney for collection after maturity hereof (whether by acceleration, declaration, extension or otherwise), the Borrowers shall pay to the Agent on demand all costs and expenses of collection including reasonable attorney’s fees.

12.           Continuing Validity.  The fact that there may be no amounts outstanding hereunder at any particular time shall not affect the continuing validity of this Note.

13.           Remedies Cumulative, Etc. The rights and remedies of the Agent and the Lenders under this Note, the Credit Agreement and the other Loan Documents shall be cumulative and concurrent and may be pursued and exercised singularly, successively or concurrently at the sole discretion of the Agent and the Lenders and may be exercised as often as the Agent and the Lenders shall deem necessary or desirable, and the nonexercise by the Agent and the Lenders of any such rights and remedies in any particular instance shall not in any way constitute a waiver or release thereof in that or any subsequent instance.

14.          Waiver of Jury Trial.  The Borrowers hereby voluntarily and intentionally waive any right they may have to a trial by jury in any action, proceeding or litigation directly or indirectly arising out of, under or in connection with this Note, the Credit Agreement or any of the other Loan Documents.

15.           Governing Law. This Note shall be governed and construed under the laws of the State of Maryland, and each Borrower hereby irrevocably consents and submits to the jurisdiction and venue of any state or federal court sitting in the State of Maryland over any suit, action or judicial proceeding brought to enforce or construe this Note or arising out of or relating to this Note.

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IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed in their names, under their seals and on their behalf by their duly authorized representatives the day and year first written above.

WITNESS/ATTEST:	TESSCO TECHNOLOGIES INCORPORATED

By:
Name:
Title:

CARTWRIGHT COMMUNICATIONS COMPANY

By:
Name:
Title:

TESSCO SERVICE SOLUTIONS, INC.

By:
Name:
Title:

TESSCO COMMUNICATIONS INCORPORATED

By:
Name:
Title:

WIRELESS SOLUTIONS INC.

By:
Name:
Title:

TESSCO BUSINESS SERVICES LLC

By:
Name:
Title: